SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the
Securities Exchange Act of 1934

September 1, 2011
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Date of Report (date of earliest event reported)

Amber Resources Company of Colorado
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Exact name of Registrant as Specified in its Charter

Delaware	0-08874	84-0750506
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State or Other Jurisdiction	Commission File	IRS Employer
of Incorporation	Number	Identification Number

370 17th Street, Suite 4300 Denver, Colorado 80202
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Address of Principal Executive Offices, Including Zip Code

(702) 798-7777
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Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     Effective September 1, 2011, Amber Resources Company of Colorado (“Amber”) and Delta Petroleum Corporation (“Delta”) entered into a new agreement which provides for the sharing of management between the two companies. Amber is a 91.68% owned subsidiary of Delta. Under the new agreement the Company pays Delta a management fee of $100 per quarter and reimburses Delta for any actual expenses incurred by Delta in providing services to Amber. This agreement replaces a previous agreement under which Amber paid Delta $25,000 per quarter for its share of rent, administrative, accounting and management services of Delta officers and employees.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     As described above, effective September 1, 2011, the previous agreement under which Amber paid Delta $25,000 per quarter for its share of rent, administrative, accounting and management services of Delta officers and employees was terminated.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBER RESOURCES COMPANY OF COLORADO

Date: November 1, 2011	By:	/s/Stanley F. Freedman
Stanley F. Freedman, Executive Vice President and Secretary